UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

Steele Creek Capital Corporation

(Exact name of registrant as specified in charter)

Maryland	85-1327288
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

201 S. College Street, Suite 1690, Charlotte, NC	28244
(Address of principal executive offices)	(Zip Code)

(704) 343-6011
(Registrant’s telephone number, including area code)

with copies to:

Harry S. Pangas, Esq.

Dechert LLP

1900 K Street NW

Washington, DC 20006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 1, 2026, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was April 28, 2026. At the close of business on that date, the Company had 5,821,906 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting. At the Annual Meeting, two proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 30, 2026. The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following Class I directors to serve for a term expiring at the 2029 Annual Meeting. The voting results are set forth below.

	Votes For	Votes Against	Votes Abstained	Broker Non-Vote
Glenn Duffy	3,603,492.64	N/A	N/A	N/A
William Gates	3,603,492.64	N/A	N/A	N/A

Proposal 2

The Company’s stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
3,603,492.64	N/A	N/A	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steele Creek Capital Corporation

By:	/s/ Douglas S. Applegate, Jr.
Name:	Douglas S. Applegate, Jr.
Title:	Chief Financial Officer

July 2, 2026

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